CONTACT:	Jim Pach	Devin Sullivan
	Principal Financial Officer	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE
FUEL TECH REPORTS 2018 THIRD QUARTER FINANCIAL RESULTS
Reiterates 2018 Outlook of Increased Revenue and the Generation of Operating Profit and Positive Cash Flow

Q3 2018 Overview

•	Revenues rose 18.6% to $16.1 million from $13.5 million in Q3 2017

•	SG&A declined 17.4% to $4.1 million from $5.0 million in Q3 2017

•	Net income from continuing operations of $1.1 million, or $0.04 per diluted share, compared to a net loss from continuing operations of $(0.2) million, or $(0.01) per diluted share

•	Adjusted EBITDA of $1.3 million

•	At September 30, 2018:

•	capital projects backlog of $21.3 million

•	total cash and equivalents, including restricted cash, of $10.7 million

•	debt free

WARRENVILLE, Ill. - November 12, 2018 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control and water treatment in utility and industrial applications, today reported financial results for the third quarter (“Q3 2018”) and nine months ended September 30, 2018.
“We returned to operating profitability in Q3 2018, driven by the impact of higher revenues and the third consecutive quarter of lower selling, general and administrative (SG&A) expenses resulting from our previously announced cost-containment initiatives,” said Vincent J. Arnone, Chairman, President, and CEO of Fuel Tech. “We generated higher revenues at our Air Pollution Control (“APC”) and FUEL CHEM® operating segments, the former due to the success of ongoing business development and timing of completion of projects under contract, and the latter reflecting a strong full quarter of operations driven by favorable weather-related coal fired unit dispatch and the impact of incremental business at a customer account.

“We have announced $22.3 million in new awards thus far in 2018, and our capital projects backlog at September 30, 2018 rose by $6.9 million from June 30. We continue to pursue a promising pipeline of additional contract opportunities, particularly in the US.”
Mr. Arnone concluded, “We have also made good progress at our water treatment pursuits via our previously announced exclusive license agreement with NanO2 LLC (“NanO2”). We expect to have a mobile, demonstration scale system complete and available for use by the end of November 2018 and have received indications of interest from potential clients.”
2018 Outlook
The Company reiterates its forecast for continuing operational improvement in 2018 when compared to 2017. This includes higher total revenues, driven primarily by the APC segment, profitability from continuing operations, and positive cash flow generation, due in large part to a lower cost structure.
Q3 2018 Results Overview
Consolidated revenues rose 18.6% to $16.1 million from $13.5 million in Q3 2017, reflecting the timing of project execution due to the conversion of previously announced new orders during 2017 and 2018, and higher revenues at FUEL CHEM.
Gross margin declined to 33.7% of revenues from 37.3% in Q3 2017, due to the mix between APC and FUEL CHEM revenues recognized during the quarter. With an increase in APC revenues in Q3 2018 as compared to Q3 2017, the overall weighted average margin on a consolidated basis declined.
SG&A expenses declined 17.4% to $4.1 million, or 25.5% of revenues, from $5.0 million, or 36.7% of revenues, in Q3 2017, driven primarily by the previously announced cost containment initiatives.
Net income from continuing operations was $1.1 million, or $0.04 per diluted share, compared to a net loss from continuing operations of $(0.2) million, or $(0.01) per diluted share, in Q3 2017.
Net income was $1.0 million, or $0.04 per diluted share, as compared to a net loss of $(0.4) million, or $(0.02) per diluted share, in Q3 2017.
APC segment revenues rose by 23.7% to $10.9 million from $8.8 million in Q3 2017, driven by the conversion of new orders. APC gross margin was $2.8 million, or 25.4%, as compared to $2.6 million, or 29.7%, in Q3 2017. The decline in gross margin in Q3 2018 was due to product line and geographical mix as compared to the prior year’s quarter.
FUEL CHEM segment revenues rose 9.2% to $5.2 million from $4.8 million in Q3 2017, with gross margin for each period of 51%. FUEL CHEM revenues in 2018 are expected to trend similarly to 2017.

Research and development expenses for Q3 2018 was $0.3 million as compared to $0.2 million in Q2 2017, which supports our continued development of new products.
Capital projects backlog at September 30, 2018 was $21.3 million, $18.9 million of which was domestic.
Adjusted EBITDA for Q3 2018 was $1.3 million as compared to Adjusted EBITDA of $9,000 for Q3 2017.
Balance Sheet Data
At September 30, 2018, cash and cash equivalents were $10.7 million, including restricted cash of $6.5 million. Shareholders’ equity was $33.3 million, or $1.38 per share, and the Company had zero long-term debt.
Year-to-Date Results Overview
Consolidated revenues for the first nine months of 2018 rose 28.1% to $40.1 million from $31.8 million in the comparable period of 2017, due primarily to the reasons cited above.
SG&A expenses for the nine months ended September 30, 2018 declined 14.1% to $13.8 million from $16.0 million in the same period last year. On a total dollar basis, SG&A for the year-to-date period decreased by $2.2 million.
Net loss from continuing operations narrowed to $(0.8) million, or $(0.04) per share, compared to a net loss from continuing operations of $(7.5) million, $(0.32) per share, in the same period last year.
Net loss for the first nine months of 2018 was $(0.9) million, or $(0.04) per diluted share, as compared to a net loss of $(9.8) million, or $(0.41) per diluted share, for the same period in 2017.
Adjusted EBITDA was $0.2 million as compared to an Adjusted EBITDA loss of $(4.1) million for the comparable period in 2017.
Conference Call
Management will host a conference call on Tuesday, November 13, 2018 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

•	(877) 423-9820 (Domestic)

•	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question and answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share data)

	September 30, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$4,198	$8,366
Restricted cash	6,520	1,020
Marketable securities	3	6
Accounts receivable, net of allowance for doubtful accounts of $1,413 and $1,545, respectively	26,437	19,690
Inventories, net	647	945
Prepaid expenses and other current assets	2,348	3,592
Income taxes receivable	135	129
Total current assets	40,288	33,748
Property and equipment, net of accumulated depreciation of $26,385 and $25,938, respectively	6,117	6,272
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $6,575 and $6,421, respectively	1,184	1,671
Restricted cash	—	5,000
Assets held for sale	485	485
Other assets	490	1,192
Total assets	$50,680	$50,484
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,874	$9,065
Accrued liabilities:
Employee compensation	1,055	1,487
Income taxes payable	—	73
Other accrued liabilities	3,125	5,098
Total current liabilities	17,054	15,723
Other liabilities	325	420
Total liabilities	17,379	16,143
COMMITMENTS AND CONTINGENCIES (Note 12)
Shareholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 24,825,891 and 24,777,001 shares issued, and 24,170,585, and 24,132,910 shares outstanding, respectively	248	248
Additional paid-in capital	138,895	138,760
Accumulated deficit	(103,222)	(102,503)
Accumulated other comprehensive loss	(1,212)	(768)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(1,484)	(1,472)
Total shareholders’ equity	33,301	34,341
Total liabilities and shareholders’ equity	$50,680	$50,484

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per-share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$16,070	$13,548	$40,708	$31,780
Costs and expenses:
Cost of sales	10,654	8,498	26,545	19,383
Selling, general and administrative	4,105	4,968	13,789	16,045
Restructuring charge	—	—	—	119
Research and development	265	216	814	780
Intangible assets abandonment and building impairment	—	—	317	2,965
	15,024	13,682	41,465	39,292
Operating income (loss) from continuing operations	1,046	(134)	(757)	(7,512)
Interest income	1	2	3	8
Other expense	8	(41)	(59)	(45)
Income (loss) from continuing operations before income taxes	1,055	(173)	(813)	(7,549)
Income tax (benefit) expense	—	(5)	(2)	10
Net income (loss) from continuing operations	1,055	(178)	(815)	(7,539)
Loss from discontinued operations (net of income tax benefit of $0 in 2018 and 2017)	(10)	(239)	(109)	(2,238)
Net income (loss)	$1,045	$(417)	$(924)	$(9,777)
Net income (loss) per common share:
Basic
Continuing operations	$0.04	$(0.01)	$(0.04)	$(0.32)
Discontinued operations	$—	$(0.01)	$—	$(0.09)
Basic net income (loss) per common share	$0.04	$(0.02)	$(0.04)	$(0.41)
Diluted
Continuing operations	$0.04	$(0.01)	$(0.04)	$(0.32)
Discontinued operations	$—	$(0.01)	$—	$(0.09)
Diluted net income (loss) per common share	$0.04	$(0.02)	$(0.04)	$(0.41)
Weighted-average number of common shares outstanding:
Basic	24,171,000	24,133,000	24,162,000	23,784,000
Diluted	24,588,000	24,133,000	24,162,000	23,784,000

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$1,045	$(417)	$(924)	$(9,777)
Other comprehensive income (loss):
Foreign currency translation adjustments	(263)	190	(441)	686
Unrealized gains (losses) from marketable securities, net of tax	6	(2)	(3)	(1)
Total other comprehensive income (loss)	(257)	188	(444)	685
Comprehensive income (loss)	$788	$(229)	$(1,368)	$(9,092)

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2018	2017
Operating Activities
Net loss	$(924)	$(9,777)
Loss from discontinued operations	109	2,238
Net loss from continuing operations	(815)	(7,539)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	502	1,075
Amortization	158	161
(Gain) loss on disposal of equipment	(11)	158
Provision for doubtful accounts, net of recoveries	(62)	—
Excess and obsolete inventory reserve	—	228
Intangible assets abandonment and building impairment	317	2,965
Stock-based compensation, net of forfeitures	135	1,207
Changes in operating assets and liabilities:
Accounts receivable	(7,192)	(1,691)
Inventories	280	78
Prepaid expenses, other current assets and other non-current assets	1,840	294
Accounts payable	3,896	2,726
Accrued liabilities and other non-current liabilities	(1,378)	(3,474)
Net cash used in operating activities - continuing operations	(2,330)	(3,812)
Net cash used in operating activities - discontinued operations	(334)	(1,723)
Net cash used in operating activities	(2,664)	(5,535)
Investing Activities
Purchases of equipment and patents	(392)	(511)
Proceeds from the sale of equipment	1	1
Net cash used in investing activities	(391)	(510)
Financing Activities
Taxes paid on behalf of equity award participants	(12)	(258)
Net cash used in financing activities	(12)	(258)
Effect of exchange rate fluctuations on cash	(601)	607
Net decrease in cash, cash equivalents and restricted cash	(3,668)	(5,696)
Cash, cash equivalents, and restricted cash at beginning of period	14,386	17,846
Cash, cash equivalents and restricted cash at end of period	$10,718	$12,150

FUEL TECH, INC.
BUSINESS SEGMENT FINANCIAL DATA
(Unaudited)
(in thousands)

Three months ended September 30, 2018	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$10,882	$5,188	$—	$16,070
Cost of sales	(8,116)	(2,538)	—	(10,654)
Gross margin	2,766	2,650	—	5,416
Selling, general and administrative	—	—	(4,105)	(4,105)
Research and development	—	—	(265)	(265)
Operating income (loss) from continuing operations	$2,766	$2,650	$(4,370)	$1,046

Three months ended September 30, 2017	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$8,799	$4,749	$—	$13,548
Cost of sales	(6,184)	(2,314)	—	(8,498)
Gross margin	2,615	2,435	—	5,050
Selling, general and administrative	—	—	(4,968)	(4,968)
Research and development	—	—	(216)	(216)
Operating income (loss) from continuing operations	$2,615	$2,435	$(5,184)	$(134)

Nine Months Ended September 30, 2018	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$27,872	$12,836	$—	$40,708
Cost of sales	(20,040)	(6,505)	—	(26,545)
Gross margin	7,832	6,331	—	14,163
Selling, general and administrative	—	—	(13,789)	(13,789)
Research and development	—	—	(814)	(814)
Intangible assets abandonment	—	—	(317)	(317)
Operating income (loss) from continuing operations	$7,832	$6,331	$(14,920)	$(757)

Nine Months Ended September 30, 2017	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$18,346	$13,434	$—	$31,780
Cost of sales	(12,787)	(6,596)	—	(19,383)
Gross margin	5,559	6,838	—	12,397
Selling, general and administrative	—	—	(16,045)	(16,045)
Restructuring charge	(58)	(61)	—	(119)
Research and development	—	—	(780)	(780)
Building impairment	—	—	(2,965)	(2,965)
Operating income (loss) from continuing operations	$5,501	$6,777	$(19,790)	$(7,512)

Note: Fuel Tech is an integrated company that segregates its financial results into three reportable segments. The Air Pollution Control technology segment includes technologies to reduce NOx emissions in flue gas from boilers, incinerators, furnaces and other stationary combustion sources. The FUEL CHEM®technology segment, which uses chemical processes in combination with advanced CFD and CKM boiler modeling, for the control of slagging, fouling, corrosion, opacity and other sulfur trioxide-related issues in furnaces and boilers through the addition of chemicals into the furnace using TIFI®Targeted In-Furnace Injection™ technology. The “Other” classification includes those profit and loss items not allocated by Fuel Tech to each reportable segment.

FUEL TECH, INC.
GEOGRAPHIC INFORMATION
(Unaudited)
(in thousands)
Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
United States	$11,629	$8,888	$30,701	$21,537
Foreign	4,441	4,660	10,007	10,243
	$16,070	$13,548	$40,708	$31,780

	September 30, 2018	December 31, 2017
Assets:
United States	$34,942	$29,945
Foreign	15,738	20,539
	$50,680	$50,484

FUEL TECH, INC.
RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net loss	$1,045	$(417)	$(924)	$(9,777)
Interest income	(1)	(2)	(3)	(8)
Income tax expense	—	5	2	(10)
Depreciation expense	147	320	502	1,075
Amortization expense	52	52	158	462
EBITDA	1,243	(42)	(265)	(8,258)
Intangible assets abandonment and building impairment	—	—	374	2,965
Stock compensation expense	97	51	135	1,207
ADJUSTED EBITDA	1,340	9	244	(4,086)

Adjusted EBITDA
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.
Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.